SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY REGISTRANT [X]              FILED BY A PARTY OTHER THAN REGISTRANT [ ]



Check the appropriate box:
[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


           Diversified Investors Portfolios - Equity Growth Portfolio
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No Fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:



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                        DIVERSIFIED INVESTORS PORTFOLIOS
                             4 Manhattanville Road
                            Purchase, New York 10577


April 6, 1998


Dear Investor:

On May 15, 1998 at 10:00 a.m. (Eastern time) we will hold a special meeting of investors in Equity Growth Portfolio, a series of Diversified Investors Portfolios, to vote on important proposals relating to the Portfolio.

VOTING ONLY TAKES A FEW MINUTES - PLEASE RESPOND PROMPTLY.

Please take a few moments to read the enclosed materials and then cast your vote on the enclosed proxy card. Items 1 and 2 have been carefully considered by the Board of Trustees of Diversified Investors Portfolios, which is responsible for protecting your interests as an investor. The Board of Trustees of Diversified Investors Portfolios believes that the proposals are fair and reasonable and recommends that you vote in favor of the proposals.

The proposals you will vote on for the Portfolio are summarized below. Complete information is contained in the enclosed Proxy Statement.

      ITEM 1.   (a)  To vote on approval of a new Investment Subadvisory
                     Agreement between Diversified Investment Advisors, Inc. and Montag & Caldwell, Inc.


                (b) To vote on approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors LLC.


      ITEM 2. To vote on authorizing the Board of Trustees of Diversified Investors Portfolios to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of investors.

      ITEM 3. To transact such other business as may properly come before the Special Meeting of Investors and any adjournments thereof.


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After you have voted on Items 1 and 2, please be sure to SIGN YOUR PROXY CARD
AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This is your opportunity to voice your opinion on matters affecting the Portfolio. Your participation is extremely important, no matter how large or small the beneficial interest you own.

We appreciate your prompt response.  Thank you.

Sincerely,

Robert F. Colby
Secretary


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                            EQUITY GROWTH PORTFOLIO
                  a series of Diversified Investors Portfolios
                             4 Manhattanville Road
                            Purchase, New York 10577
                           Telephone: (914) 697-8000

                     NOTICE OF SPECIAL MEETING OF INVESTORS


                            To be held May 15, 1998


A Special Meeting of Investors of EQUITY GROWTH PORTFOLIO, a series of Diversified Investors Portfolios, will be held at the offices of Diversified Investment Advisors, Inc., 4 Manhattanville Road, Purchase, New York 10577, on May 15, 1998 at 10:00 a.m., Eastern time, for the following purposes:

      ITEM 1.   (a)  To vote on approval of a new Investment Subadvisory
                     Agreement between Diversified Investment Advisors, Inc. and Montag & Caldwell, Inc.


                (b) To vote on approval of a new Investment Subadvisory Agreement between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors LLC.


      ITEM 2. To vote on authorizing the Board of Trustees of Diversified Investors Portfolio to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of investors.

      ITEM 3. To transact such other business as may properly come before the Special Meeting of Investors and any adjournments thereof.

THE BOARD OF TRUSTEES OF DIVERSIFIED INVESTORS PORTFOLIOS RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEMS 1 AND 2.

Only investors of record on March 25, 1998 will be entitled to vote at the Special Meeting of Investors and at any adjournments thereof.


                                    Robert F. Colby, Secretary


April 6, 1998




YOUR VOTE IS IMPORTANT. WE WOULD APPRECIATE YOU PROMPTLY VOTING, SIGNING AND RETURNING THE ENCLOSED PROXY, WHICH WILL HELP AVOID THE ADDITIONAL EXPENSES OF A SECOND SOLICITATION. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS PROVIDED FOR YOUR CONVENIENCE.




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                            EQUITY GROWTH PORTFOLIO
                  a series of Diversified Investors Portfolios
                             4 Manhattanville Road
                            Purchase, New York 10577
                           Telephone: (914) 697-8000

                                PROXY STATEMENT


This Proxy Statement and Notice of Special Meeting with accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Trustees of Diversified Investors Portfolios (the "Trust") for use at a special meeting of investors in Equity Growth Portfolio (the "Portfolio"), a series of the Trust, or any adjournment thereof, to be held at the offices of Diversified Investment Advisors, Inc., 4 Manhattanville Road, Purchase, New York 10577, on May 15, 1998, 10:00 a.m., Eastern time (the "Meeting"). The Meeting is being held for the purposes set forth in the accompanying Notice of Special Meeting. These materials are being mailed by the Board of Trustees of the Trust on or about April 6, 1998.


The Portfolio is one of thirteen series of the Trust, which is a registered investment company organized as a New York trust under a Declaration of Trust dated as of September 1, 1993. The Portfolio was designated as a separate series of the Trust on September 1, 1993. The mailing address of the Trust is 4 Manhattanville Road, Purchase, New York 10577.


The Portfolio commenced operations on January 3, 1994. The annual report for the Fund for the period ended December 31, 1997, including audited financial statements, has previously been sent to investors and is available upon request without charge by contacting Catherine A. Mohr, Diversified Investors Portfolios, 4 Manhattanville Road, Purchase, New York 10577 or by calling the Trust toll-free at (800) 926-0044.


MANNER OF VOTING PROXIES AND VOTE REQUIRED

If the accompanying form of proxy is executed properly and returned, the beneficial interest represented by it will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are specified, the beneficial interest will be voted for proposed Items 1 and 2. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to its exercise by a signed writing delivered at the Meeting or filed with the Secretary of the Trust.

If sufficient votes to approve the proposed Items 1 and 2 are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those beneficial interests voted at the

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Meeting. When voting on a proposed adjournment, the persons named as proxies will vote all beneficial interests that they are entitled to vote with respect to each Item for the proposed adjournment, unless directed to disapprove the Item, in which case such beneficial interests will be voted against the proposed adjournment.

The presence in person or by proxy of the holders of a majority of the outstanding beneficial interests of the Portfolio entitled to vote is required to constitute a quorum at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as beneficial interests that are present but which have not been voted. For this reason, abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of the proposals.

The cost of soliciting proxies in the accompanying form, including the fees of a proxy soliciting agent, will be borne by the Portfolio. In addition to solicitation by mail, proxies may be solicited by the Board of Trustees of the Trust, officers, and regular employees and agents of the Trust without compensation therefor. The Portfolio may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.


The close of business on March 25, 1998 has been fixed as the Record Date for the determination of investors entitled to notice of and to vote at the Meeting. $505,583,344.20 in beneficial interests were outstanding as of the close of business on the Record Date. Investors of record at the close of business on the Record Date will be entitled to vote in the proportion that their beneficial interests bear to the total beneficial interests in the Portfolio.


BACKGROUND

The Portfolio is a master fund within a two-tier, master/feeder mutual fund structure. Interests in the Portfolio are sold to accredited investors in private placement transactions which do not involve a public offering under the Securities Act of 1933, as amended.


Diversified Investment Advisors, Inc., a Delaware corporation (the "Adviser"), 4 Manhattanville Road, Purchase, New York 10577, manages the assets of the Portfolio pursuant to an Investment Advisory Agreement dated as of January 3, 1994, as amended (the "Advisory Agreement"). The Advisory Agreement was most recently approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of any party to such agreement (the "Independent Trustees") on November 10, 1997. The Advisory Agreement was most recently submitted to a vote of the investors in the Portfolio on February 28, 1997 for the purpose of gaining investor approval for the amendment to the Advisory Agreement lowering the compensation available to the Adviser. Subject to the terms of the Advisory Agreement, the Adviser is responsible for the management of the Portfolio, selects and employs, subject to the review and approval of the Board of Trustees of the Trust, one or more subadvisers to make the day-to-day investment selections for the Portfolio consistent with the guidelines and directions set by the Adviser and the Board of Trustees of the Trust, and reviews the subadvisers' continued performance. The Adviser may terminate the services of any subadviser at any time.

Prior to January 21, 1998, Chancellor LGT Asset Management, Inc. ("Chancellor LGT"), a corporation having its principal offices at 1166 Avenue of the Americas, New York, New York 10036, served as the investment subadviser of the Portfolio pursuant to an Investment Subadvisory Agreement between Chancellor LGT and the Adviser. The Chancellor LGT Subadvisory Agreement was approved by the Board of Trustees of the Trust, including a majority of the Independent Trustees, on November 12, 1996. The Chancellor LGT Subadvisory Agreement was most recently submitted to a vote of the investors in the Portfolio on February 28, 1997 for the purpose of gaining investor approval for the Chancellor LGT Subadvisory Agreement.

At a special meeting of the Board of Trustees of the Trust held on January 21, 1998, the Board considered, at the Adviser's recommendation, the termination of Chancellor LGT as the subadviser of the Portfolio. The Board reviewed Chancellor LGT's investment performance as subadviser, and discussed the recently announced proposed sale of Chancellor LGT and the recent departures of members of senior management and changes in key investment personnel. The Board also reviewed the Adviser's procedures for selecting a new subadviser and considered the Adviser's recommendation that two subadvisers be hired to replace Chancellor LGT. As discussed in Item 1 below under the heading "Evaluation by the Board of Trustees", the Board authorized the Adviser to terminate the Chancellor LGT Subadvisory Agreement and enter into new subadvisory agreements with Montag & Caldwell, Inc. ("Montag") and Dresdner RCM Global Investors LLC ("Dresdner RCM"). Accordingly, effective January 21, 1998, the Adviser terminated the Chancellor LGT Subadvisory Agreement and entered into Subadvisory Agreements with each of Montag and Dresdner RCM.

In accordance with the requirements of the 1940 Act, both the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement must be approved by the holders of beneficial interests in the Portfolio.


      ITEM 1.   (A)  TO VOTE ON APPROVAL OF A NEW INVESTMENT
                SUBADVISORY AGREEMENT BETWEEN DIVERSIFIED
                INVESTMENT ADVISORS, INC. AND MONTAG & CALDWELL, INC.


                (B)  TO VOTE ON APPROVAL OF A NEW INVESTMENT
                SUBADVISORY AGREEMENT BETWEEN DIVERSIFIED

                INVESTMENT ADVISORS, INC. AND DRESDNER RCM GLOBAL
                INVESTORS LLC.


COMPARISON OF THE SUBADVISORY AGREEMENTS


The terms of the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement are identical to those of the Chancellor LGT Subadvisory Agreement, with the exception in each case of the identity of the service provider, the effective date and termination date and the compensation payable by the Adviser to the subadviser. A description of the investment advisory fees to be paid by the Adviser to Montag and to Dresdner RCM is set forth below under the caption "Investment Advisory Fees." The Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement each became effective on January 21, 1998 and, if approved by the vote of the holders of a "majority of the outstanding voting securities" (as such term is defined below) of the Portfolio, will continue in effect for a two-year period from January 21, 1998, and thereafter from year to year, subject to approval annually in accordance with the 1940 Act. Each Subadvisory Agreement may be terminated at any time without the payment of any penalty by the Board of Trustees of the Trust or by the vote of a "majority of the outstanding voting securities" of the Portfolio or by the Adviser. The Montag Subadvisory Agreement may also be terminated by Montag, and the Dresdner RCM Subadvisory Agreement may also be terminated by Dresdner RCM, in each case upon 90 days' advance written notice to the Adviser. Each Subadvisory Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

Under the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement, as under the Chancellor LGT Subadvisory Agreement, Montag and Dresdner RCM each will furnish continuing portfolio management services to the Portfolio with respect to the assets of the Portfolio allocated to it, subject always to the provisions of the 1940 Act and to the investment objectives, policies, procedures and restrictions imposed by the Portfolio's then current Registration Statement under the 1940 Act. Investment management decisions of each of Montag and Dresdner RCM will be made by committee and not by managers individually. Montag and Dresdner RCM will also provide the Adviser with such investment advice and reports and data as are requested by the Adviser.

Like the Chancellor LGT Subadvisory Agreement, the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement each provide that the subadviser shall be responsible only for managing the assets of the Portfolio in good faith and in accordance with investment guidelines, and shall have no responsibility whatsoever for, and shall incur no liability on account of, (i) diversification or selection of such investment guidelines, (ii) advice on, or management of, any other assets for the Adviser, (iii) filing of any tax or information returns or forms, withholding or paying any taxes, or seeking any exemption or refund, (iv) registration with any government or agency, or (v) administration of the plans and trusts investing through the Portfolio, and shall be indemnified by the Adviser for any loss in carrying out the terms and provisions of the agreement, including reasonable attorney's fees, indemnification to brokers and commission merchants, fines, taxes, penalties and interest. Each subadviser, however, shall be liable for any liability, damages, or expenses of the Adviser arising out of the negligence, malfeasance or violation of applicable law by it or any of its employees in providing management under its Subadvisory Agreement; and, in such cases, the indemnification by the Adviser referred to above shall be inapplicable.

Investors should refer to Exhibit A attached hereto for the complete terms of the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement, respectively. The description of the Subadvisory Agreements set forth herein is qualified in its entirety by the provisions of the Subadvisory Agreements as set forth in such Exhibit.


INVESTMENT ADVISORY FEES


Under both the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement, the Adviser (not the Portfolio) pays the subadvisers for their services on the basis of the annual fee schedule set forth below:

                      Montag and Dresdner RCM Fee Schedule

    .50% of the aggregate net assets of the Portfolio allocated to Montag or
             Dresdner RCM applied to the first $50 million dollars
   .25% of the aggregate net assets of the Portfolio allocated to Montag or
              Dresdner RCM applied to the next $50 million dollars
   .20% of the aggregate net assets of the Portfolio allocated to Montag or
                        Dresdner RCM applied thereafter

The Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement provide that if at any time during the term of the respective Subadvisory Agreement, Montag or Dresdner RCM charges another of its clients a lower fee that than set forth above for the management of a similarly structured equity growth fund, then the Adviser will also be charged the lower rate by Montag or Dresdner RCM, as the case may be. The Adviser will benefit from the lower rate from the first day that it is in effect for the other client.

Under each Subadvisory Agreement, as under the Chancellor LGT Subadvisory Agreement, aggregate net assets are equal to the total market value of the Portfolio. Fees are calculated by multiplying the arithmetic average of the beginning and ending monthly net assets in the Portfolio allocated to Montag or Dresdner RCM by the fee schedule and dividing by twelve. Fees are paid by the Adviser quarterly.

Under the Chancellor LGT Subadvisory Agreement, the Adviser (not the Portfolio) paid Chancellor LGT for its services on the basis of the annual fee schedule set forth below:

                          Chancellor LGT Fee Schedule

               .50% of the aggregate net assets of the Portfolio
                    applied to the first $50 million dollars
               .30% of the aggregate net assets of the Portfolio
                    applied to the next $75 million dollars
               .25% of the aggregate net assets of the Portfolio
                    applied to the next $75 million dollars
      .20% of the aggregate net assets of the Portfolio applied thereafter

Under the Chancellor LGT Subadvisory Agreement, aggregate net assets were equal to the total market value of the Portfolio. Fees were calculated monthly by multiplying the arithmetic average of the beginning and ending monthly net assets of the Portfolio by the fee schedule and dividing by twelve. Fees were paid by the Adviser quarterly.


Approval of the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement, by themselves, would have no effect upon the amount of advisory fees paid by the Portfolio to the Adviser. The Adviser, not the Portfolio, pays investment advisory fees to both Montag and Dresdner RCM as subadvisers to the Portfolio.

Fees payable to Chancellor LGT for services provided pursuant to the Chancellor LGT Subadvisory Agreement for the period from January 1, 1997 to December 31, 1997 were $1,038,789. Neither Chancellor LGT nor any affiliated person of Chancellor LGT, nor any affiliated person of any such affiliated person, received any other fees from the Adviser or from the Portfolio for services provided to the Portfolio during the fiscal year of the Portfolio ended December 31, 1997. There were no other material payments by the Adviser or the Portfolio to Chancellor LGT, any affiliated person of Chancellor LGT, or any affiliated person of any such affiliated person, during the fiscal year of the Portfolio ended December 31, 1997.

Fees that would have been payable to Montag for services provided pursuant to the Montag Subadvisory Agreement for the period from January 1, 1997 to December 31, 1997, had the Montag Subadvisory Agreement been in effect for such period and assuming that Montag managed 50% of the Portfolio's assets at all times during the period, are $563,144. Fees that would have been payable to Dresdner RCM for services provided pursuant to the Dresdner RCM Subadvisory Agreement for the period from January 1, 1997 to December 31, 1997, had the Dresdner RCM Subadvisory Agreement been in effect for such period and assuming that Dresdner RCM managed 50% of the Portfolio's assets at all times during the period, are $563,144. The aggregate of these fees represents an 8.4% increase in the amount of fees payable to Chancellor LGT for such period under the Chancellor LGT Subadvisory Agreement.

As of December 31, 1997, the Portfolio had net assets of $426,312,188.00.

For the Portfolio's fiscal year ended December 31, 1997, no commissions were paid to any broker (i) that is an affiliated person of the Portfolio, (ii) that is an affiliated person of any such person described in the foregoing clause
(i), or (iii) an affiliated person of which is an affiliated person of the Portfolio, the Adviser, Chancellor LGT, Montag, Dresdner RCM or the administrator or distributor of the Portfolio.


INFORMATION REGARDING MONTAG


Montag is a Georgia corporation having an office at 1100 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326. Montag is a wholly owned subsidiary of Alleghany Corporation, whose shares are traded on the New York Stock Exchange. The principal executive offices of Alleghany Corporation are located at 375 Park Avenue, New York, New York 10152. Alleghany Corporation is a holding company whose subsidiaries are engaged in businesses which include property and casualty reinsurance and insurance, industrial minerals and steel fastener importing and distribution. Montag and its predecessors have been engaged in the business of providing investment counseling to individuals and institutions since 1945.


MANAGEMENT AND GOVERNANCE. Listed below are the names, positions and principal occupations of the members of the Board of Directors and the principal executive officer of Montag, as of January 1, 1998. The principal business address of each member of the Board of Directors and principal executive officer, as it relates to his duties at Montag, is the same as that of Montag, unless noted below.

NAME                POSITION WITH MONTAG     PRINCIPAL OCCUPATION
Solon P. Patterson  Chairman of the Board    Mr. Patterson is Chairman
                                             of Montag.
Ronald E. Canakaris Director and Chief       Mr. Canakaris is the
                    Investment Office        President, Chief Executive
                                             Officer and Chief
                                             Investment Officer
                                             of Montag.
David F. Seng       Director                 Mr. Seng serves as
                                             Executive Vice President,
                                             Treasurer and Investment
                                             Counselor for Montag.

No officer or director of the Portfolio currently is an officer or employee of Montag or a member of Montag's Board of Directors. No officer or Trustee of the Trust has any other material direct or indirect interest in Montag or any other person controlling, controlled by or under common control with Montag. Since January 1, 1997, none of the Trustees of the Trust has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which Montag, Alleghany Corporation, or any subsidiary of Montag or Alleghany Corporation was or is to be a party.

MANAGEMENT ACTIVITIES. Montag's total assets under management as of June 30, 1997 exceeded $12 billion.

Montag acts as investment manager for the portfolios of registered investment companies with investment objectives similar to the Portfolio's investment objective of providing a high level of capital appreciation and secondary objective of providing current income. The name of each such fund, together with information concerning the fund's net assets and the fees paid to Montag for its services, are set forth in Exhibit B.


INFORMATION REGARDING DRESDNER RCM

Dresdner RCM is a Delaware limited liability company that maintains its principal executive offices at Four Embarcadero Center, San Francisco, California 94111. Dresdner RCM is a wholly owned subsidiary of Dresdner Bank, which owns 99% of Dresdner RCM's equity interests directly and 1% of such interests through Dresdner Kleinwort Benson North America, Inc. ("Kleinwort Benson"), a wholly owned subsidiary of Dresdner Bank. Dresdner Bank is an international banking organization whose corporate headquarters are located at Jurgen-Ponto-Platz 1, 60301 Frankfurt am Main, Germany. The address of Kleinwort Benson is 75 Wall Street, New York, New York 10005.

Dresdner RCM was organized on April 30, 1996 as a wholly owned subsidiary of Dresdner Bank to acquire the assets and business of RCM Capital Management, a California Limited Partnership conducting investment management operations from offices in California. The acquisition was consummated on June 14, 1996. Dresdner RCM is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended.

MANAGEMENT AND GOVERNANCE. Pursuant to a management agreement among Dresdner Bank, Kleinwort Benson, Dresdner RCM and RCM Limited L.P., a California Limited Partnership ("RCM Limited"), RCM Limited manages the day-to-day business and affairs of Dresdner RCM, subject to the oversight of Dresdner RCM's Board of Managers. The sole general partner of RCM Limited is RCM General Corporation, a California corporation ("RCM General"). As of March 1998, RCM General has 24


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shareholders and RCM Limited has 45 limited partners. The business and affairs of RCM General are managed by its board of directors. As of March 1998, the directors of RCM General are William L. Price, Michael J. Apatoff, Luke D. Knecht, Jeffrey S. Rudsten, William S. Stack and Kenneth B. Weeman, Jr. As of January 1, 1998, the only person who owns 10% or more of the outstanding voting securities of RCM General is Mr. Price, who owns approximately 10.1% of the Common Stock of RCM General.

Pursuant to a governance agreement among Dresdner Bank, Dresdner RCM, RCM Limited and the limited partners of RCM Limited, Dresdner RCM's Board of Managers consists of nine members, six of whom are designated by RCM Limited and three of whom are designated by Dresdner Bank. The governance agreement provides that Dresdner RCM may not reorganize, change its line of business, sell or lease substantial assets, incur substantial indebtedness, encumber substantial assets, issue or sell debt or equity securities, or exceed certain budget and expense limits approved by the Board of Managers, among other actions, absent the consent of a supermajority of Dresdner RCM's Board of Managers, including a member designated by Dresdner Bank. Certain extraordinary events, including marked declines in Dresdner RCM's assets under management, Dresdner RCM's poor asset management performance and the departure of certain limited partners of RCM Limited, will entitle Dresdner Bank to take any actions necessary to ensure that Dresdner Bank's designees constitute a majority of the Board of Managers.

Listed below are the names, positions and principal occupations of the members of the Board of Managers and the principal executive officer of Dresdner RCM, as of January 1, 1998. The principal business address of each member of the Board of Managers and principal executive officer, as it relates to his duties at Dresdner RCM, is the same as that of Dresdner RCM, unless noted below.

NAME                       POSITION WITH    PRINCIPAL OCCUPATION
                             DRESDNER
                               RCM
William L. Price (1)       Chairman of the   Mr. Price is the Chief
                           Board             Investment Officer and a
                                             Principal of Dresdner RCM
Michael J. Apatoff (1)     Member            Mr. Apatoff is the President
                                             and a Principal of Dresdner
                                             RCM
Eamonn F. Dolan (1)        Member            Mr. Dolan is a Principal of
                                             Dresdner RCM
Jeffrey S. Rudsten (1)     Member            Mr. Rudsten is a Principal of
                                             Dresdner RCM
William S. Stack (1)       Member            Mr. Stack is a Principal of
                                             Dresdner RCM

Kenneth B. Weeman, Jr.     Member            Mr. Weeman is the Chief
(1)                                          Operating Officer and a
                                             Principal of Dresdner RCM
Gerhard Eberstadt (2)(3)   Member            Mr. Eberstadt is the Senior
                                             Chairman of Dresdner Bank
Joachim Madler (2)(3)      Member            Mr. Madler is a Member of the
                                             Board of Managing Directors
                                             of Dresdner Bank
George N. Fugelsang (3)(4) Member            Mr. Fugelsang is the Senior
                                             General Manager of Dresdner
                                             Bank

(1) Each such person was designated as a member of the Board of Managers of Dresdner RCM by RCM Limited.
(2) The principal business address of each such person is Dresdner Bank AG, Jurgen-Ponto-Platz 1, 60301 Frankfurt am Main Germany.
(3) Each such person was designated as a member of the Board of Managers of Dresdner RCM by Dresdner Bank.
(4)   The principal  business  address of Mr.  Fugelsang is 75 Wall
      Street, New York, New York, 10005.

No officer or director of the Fund currently is an officer or employee of Dresdner RCM or a member of Dresdner RCM's Board of Managers, an officer, employee, director or stockholder of RCM General, or a partner of RCM Limited. No officer or Trustee of the Portfolio Trust has any other material direct or indirect interest in Dresdner RCM, RCM General or RCM Limited or any other person controlling, controlled by or under common control with Dresdner RCM. Since January 1, 1997, none of the Trustees of the Portfolio Trust has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which Dresdner RCM, Dresdner Bank or any subsidiary of Dresdner RCM or Dresdner Bank was or is to be a party.

Dresdner RCM has advised the Fund that neither RCM Limited nor RCM General is registered as an investment adviser under the Advisers Act. Dresdner RCM believes that such registration is not required because RCM Limited and RCM General do not engage and will not engage in any investment management activities of Dresdner RCM. As a result, neither the management agreement nor the governance agreement described above has been submitted for approval by the Board of Trustees of the Portfolio Trust or the Fund's stockholders.

MANAGEMENT ACTIVITIES. As of January 1, 1998, Dresdner RCM had approximately $30.0 billion of assets under management. Dresdner RCM's predecessor company, RCM Capital Management, a California Limited Partnership, was organized in July 1986 as the successor to the business and operations of Rosenberg Capital Management, which was established in 1970.

Dresdner RCM acts as investment manager for the portfolios of registered investment companies with investment objectives similar to the Portfolio's investment objective of providing a high level of capital appreciation and secondary objective of providing current income. The name of each such fund, together with information concerning the fund's net assets and the fees paid to Dresdner RCM for its services, are set forth in Exhibit C.


THE EVALUATION BY THE BOARD OF TRUSTEES


The Board of Trustees of the Trust authorized the Adviser to terminate the Chancellor LGT Subadvisory Agreement and approved the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement at a meeting held on January 21, 1998.

Before authorizing the Adviser to terminate the Chancellor LGT Subadvisory Agreement, the Board of Trustees of the Trust reviewed with the Adviser its recommendation that the services of Chancellor LGT as subadviser of the Portfolio be terminated. The Trustees reviewed Chancellor LGT's performance under the Chancellor LGT Subadvisory Agreement, which had been below benchmark during the fourth quarter of 1996 and the first quarter of 1997 but had improved somewhat during the final three quarters of 1997. The Trustees also considered recent changes in senior management at Chancellor LGT, including the resignation of the chief executive officer and the president in August, 1997, and the announcement in December, 1997 that Chancellor LGT would be sold, which announcement was followed by the resignation in January, 1998 of Chancellor LGT's Head of U.S. Equities. The Head of U.S. Equities was directly responsible for the team of investment professionals managing the Portfolio's assets. The Trustees agreed with the Adviser that the management uncertainties involving Chancellor LGT suggested that it would be in the best interests of investors in the Portfolio to terminate Chancellor LGT as subadviser.

The Board of Trustees also reviewed the Adviser's procedures for selecting a new subadviser. The Trustees considered information with respect to each of Montag and Dresdner RCM and whether the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement were in the best interests of the Portfolio and its holders of beneficial interests. The Trustees noted that in recent years the Portfolio had underperformed the benchmarks selected for it, and that it was important to attempt to reverse that trend. The Trustees considered that, in many circumstances, a combination of subadvisers could be less likely to result in significant fund underperformance by diminishing volatility in performance and curtailing the extremes of performance. The Trustees considered the nature and quality of services expected to be provided by each of Montag and Dresdner RCM and reviewed and discussed information regarding each subadviser's fees, expense ratio and performance. In evaluating each subadviser's ability to provide services to the Portfolio, the Trustees considered information as to the subadviser's business organization, financial resources, personnel and other matters. The Trustees compared the investment performance of certain accounts advised by each of Montag and Dresdner RCM having investment objectives similar to the Portfolio against various benchmarks and to the investment performance of the Portfolio's assets as managed by Chancellor LGT.

Based upon its review, the Board of Trustees concluded that (a) management uncertainties at Chancellor LGT which could directly affect management of the Portfolio's assets suggested that it would be in the best interests of investors in the Portfolio to terminate the services of Chancellor LGT as subadviser of the Portfolio, (b) for relevant periods Chancellor LGT's investment performance underperformed both Montag's and Dresdner RCM's performance in managing assets of equity growth clients, (c) the terms of each of the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement are reasonable, fair and in the best interests of the Portfolio and its holders of beneficial interests, and (d) the fees provided in each of the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality. Accordingly, after consideration of the above factors, and such other factors and information as it deemed relevant, the Board of Trustees, including all of the Independent Trustees, authorized the Adviser to terminate the Chancellor LGT Subadvisory Agreement, approved each of the Montag Subadvisory Agreement and the Dresdner RCM Subadvisory Agreement and voted to recommend the approval of each Subadvisory Agreement by the holders of beneficial interests in the Portfolio.


REQUIRED VOTE

Approval of each Agreement will require the approval of "a majority of the outstanding voting securities" (as defined below) of the Portfolio present in person or represented by proxy at a meeting of the holders of the beneficial interests in the Portfolio. Under the 1940 Act, a "majority of the outstanding voting securities" of an issuer means the affirmative vote by the lesser of (a) 67% or more of the issuer's voting securities present at a meeting if the holders of more than 50% of the issuer's outstanding voting securities are present in person or represented by proxy or (b) more than 50% of the issuer's outstanding voting securities (a "1940 Act Majority").

In the event that both Subadvisory Agreements do not receive the requisite shareholder approval, the Adviser would negotiate a new investment subadvisory agreement with a different advisory organization or make other appropriate arrangements, in either event subject to approval in accordance with the 1940 Act.


THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT INVESTORS IN THE PORTFOLIO VOTE FOR APPROVAL OF EACH OF THE MONTAG SUBADVISORY AGREEMENT AND THE DRESDNER RCM SUBADVISORY AGREEMENT.

      ITEM 2. TO VOTE ON AUTHORIZING THE BOARD OF TRUSTEES OF THE TRUST TO SELECT AND CHANGE INVESTMENT SUBADVISERS AND ENTER INTO INVESTMENT SUBADVISORY AGREEMENTS WITHOUT OBTAINING THE APPROVAL OF INVESTORS.

As discussed above, the Adviser selects and employs one or more subadvisers to make the day-to-day investment selections for the Portfolio, and reviews the subadvisers' continued performance. See "Background." The Adviser may terminate the services of any subadviser at any time; however, retaining the services of a new subadviser currently requires Portfolio investor approval.

The 1940 Act requires that all contracts pursuant to which persons serve as investment advisers to investment companies be approved by shareholders. This requirement would apply to the appointment of any new or replacement subadviser to the Portfolio. Absent exemptive relief from the Securities and Exchange Commission, investors in the Portfolio would be asked to approve the advisory contract for the new subadviser. The Securities and Exchange Commission has previously granted conditional exemptions from these shareholder vote requirements. The Trust has applied for such an exemption, and if it is granted and this proposed Item 2 is approved, the Board of Trustees of the Trust would be able, without further investor approval, to appoint additional or replacement subadvisers. The Trustees would not, however, be able to replace the Adviser as investment adviser without complying with the 1940 Act and applicable regulations governing shareholder approval of advisory contracts.

This Item 2 is intended to facilitate the efficient supervision and management of the subadvisers by the Adviser and the Trustees. The Adviser continuously monitors the performance of the subadvisers and may from time to time recommend that the Board of Trustees of the Trust replace a subadviser or appoint additional subadvisers, depending on the Adviser's assessment of which subadviser or combination of subadvisers it believes will optimize the Portfolio's chances of achieving its investment objective. If the Securities and Exchange Commission were to grant the exemptive relief and investors were to approve this proposed Item 2, the Portfolio would no longer be required to call an investor meeting each time a new subadviser is appointed.

Investor meetings entail substantial costs which could diminish the benefits of the current subadvisory arrangements. These costs must be weighed against the benefits of investor scrutiny of proposed contracts with additional or replacement subadvisers. However, even in the absence of investor approval, any proposal to add or replace subadvisers would receive careful review. First, the Adviser would assess the Portfolio's needs and, if it believed additional or replacement subadvisers could benefit the Portfolio, would search for available investment subadvisers. Second, any recommendations made by the Adviser would have to be approved by a majority of the Trustees of the Portfolio Trust, including a majority of the Independent Trustees. In selecting any new or replacement subadvisers, the Trustees are required to determine that an investment management agreement with the subadviser is reasonable, fair and in the best interests of a fund and its investors, and that the fees provided in the agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Finally, any further appointments of additional or replacement subadvisers would have to comply with any conditions contained in the Securities and Exchange Commission exemptive order, if such order is granted.

The Trustees believe that the proposed authority to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of investors is in the best interests of the investors in the Portfolio.

REQUIRED VOTE

Authorizing the Board of Trustees of the Trust to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of investors will require the approval of a 1940 Act Majority of the outstanding voting securities of the Portfolio, present in person or represented by proxy at the Meeting.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT INVESTORS IN THE PORTFOLIO VOTE FOR AUTHORIZING THE TRUSTEES OF THE TRUST TO SELECT AND CHANGE INVESTMENT SUBADVISERS AND ENTER INTO INVESTMENT SUBADVISORY AGREEMENTS WITHOUT OBTAINING THE APPROVAL OF INVESTORS.

      ITEM 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF INVESTORS AND ANY ADJOURNMENTS THEREOF.

Management of the Trust knows of no other business to be presented at the Meeting. If any additional matters should be properly presented, it is intended that the enclosed proxy (if not limited to the contrary) will be voted in accordance with the judgment of the persons named in such proxy.

                             ADDITIONAL INFORMATION

The Portfolio's exclusive placement agent is Diversified Investors Securities Corp., 4 Manhattanville Road, Purchase, New York 10577. The Portfolio's Administrator and Transfer Agent is Diversified Investment Advisors, Inc., 4 Manhattanville Road, Purchase, New York 10577.

As of the Record Date, no Trustees or officers of the Trust owned beneficially or had the right to vote any outstanding interests in the Portfolio.

As of the Record Date, the following persons owned of record or had the right to vote 5% or more of the outstanding beneficial interests in the Portfolio:


Name and Address of                    Amount and Nature   Percent of
Record Owner                           of Record Ownership Beneficial Interests

AUSA Life Insurance Company, Inc.      $359,266,830        71.05%
4 Manhattanville Road
Purchase, NY  10577

Diversified Investment Advisors        $48,889,909          9.67%
  Collective Trust
4 Manhattanville Road
Purchase, NY  10577

The Diversified Investors Funds Group  $77,758,718         15.38%
4 Manhattanville Road
Purchase, NY  10577


The Trust is a New York trust and as such is not required to hold annual meetings of investors, although special meetings may be called for the Portfolio, or for the Trust as a whole, for purposes such as electing Trustees or removing Trustees, changing fundamental policies, or approving an advisory contract. Investor proposals to be presented at any subsequent meeting of investors must be received by the Trust at the Trust's office within a reasonable time before the proxy solicitation is made.

YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.


                          By Order of the Board of Trustees,


                          Robert F. Colby, Secretary


April 6, 1998

PROXY CARD                                                           PROXY CARD


                            EQUITY GROWTH PORTFOLIO
                  A SERIES OF DIVERSIFIED INVESTORS PORTFOLIOS

                         A PROXY FOR A SPECIAL MEETING
                      OF INVESTORS TO BE HELD MAY 15, 1998

      The undersigned, revoking all Proxies heretofore given, hereby appoints each of Tom A. Schlossberg, Robert F. Colby and Gerald L. Katz, or any of them, as Proxies of the undersigned with full power of substitution, to vote on behalf of all of the undersigned the entire beneficial interest in Equity Growth Portfolio (the "Portfolio"), a series of Diversified Investors Portfolios (the "Trust"), which the undersigned is entitled to vote at the Special Meeting of Investors of the Portfolio to be held at the offices of Diversified Investment Advisors, Inc., 4 Manhattanville Road, Purchase, New York 10577 on May 15, 1998, at 10:00 a.m., Eastern time, and at any adjournment thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSALS.

1.    (a)  To vote on approval of a new Investment Subadvisory
           Agreement between Diversified Investment Advisors, Inc. and Montag & Caldwell, Inc.:

            ____FOR           ____AGAINST          ____ABSTAIN


      (b)  To vote on approval of a new Investment Subadvisory
           Agreement between Diversified Investment Advisors, Inc. and Dresdner RCM Global Investors LLC:


            ____FOR           ____AGAINST          ____ABSTAIN


2. To vote on authorizing the Board of Trustees of Diversified Investors Portfolios to select and change investment subadvisers and enter into investment subadvisory agreements without obtaining the approval of investors.

            ____FOR           ____AGAINST          ____ABSTAIN

THE BENEFICIAL INTEREST REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR ANY PROPOSALS FOR WHICH NO CHOICE IS INDICATED.

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH
OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT
THEREOF.

Date:_______________
                          ___________________________________
                          Signature

                          ___________________________________
                          Signature of joint owner, if any

NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD

When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return in the enclosed envelope.